UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2021, Trevena, Inc. (the “Company”) reached an agreement in principle to settle six shareholder derivative actions pending in the U.S. District Court for the Eastern District of Pennsylvania (the “Court”) and in the U.S. District Court for the District of Delaware on behalf of the Company and against certain of its current and former officers and directors (the “Settlement”).

On May 27, 2021, the Court granted preliminary approval of the Settlement. In accordance with the Court’s Preliminary Approval Order, the Company is hereby providing, as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions and the Stipulation and Agreement of Settlement. Pursuant to the Settlement, the Company has agreed to make certain corporate governance changes, and a monetary payment of $500,000 will be made to plaintiffs’ counsel, all of which will be funded by the Company’s insurance carriers. The final approval hearing currently is scheduled to take place on August 2, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions dated May 21, 2021
99.2	Stipulation and Agreement of Settlement dated May 21, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: May 28, 2021	By:	/s/ Barry Shin
Barry Shin
Senior Vice President &Chief Financial Officer